[Aetna letterhead]

[Aetna     151 Farmington Avenue   Susan E. Bryant
 logo]     Hartford, CT  06156     Counsel
                                   Law Division
                                   Investments & Financial Services, RC4A
                                   (860) 273-7834
                                   Fax:  (860) 273-8340

January 29, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

 Re: Variable Annuity Account I of Aetna Insurance Company of America
     Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 File Nos. 33-80750 and 811-8582


Gentlemen:

As Counsel of Aetna Insurance Company of America (the "Company"), I hereby consent to the use of my opinion dated February 28, 1996 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1995 filed on behalf of Variable Annuity Account I of Aetna Insurance Company of America on February 29, 1996) as an exhibit to this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-80750) and to my being named under the caption "Legal Matters" therein.

Very truly yours,

/s/Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Insurance Company of America